Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Appointment of Tom McClelland to the Board of Directors

Mitchel Field, NY, December 5, 2024 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) today is pleased to announce the appointment of its Chief Executive Officer, Dr. Thomas McClelland, to the Company’s Board of Directors, effective immediately. Tom, a 40-year veteran of FEI, served as the Company’s Interim President and CEO from July 8, 2022 through January 17, 2023, and has served as permanent President and CEO since then. Prior to that, Tom served as FEI’s Chief Scientist and has led the Company’s research and scientific efforts for over 20 years. He is one of the foremost experts in precision timing and space-related applications. He has the highest level of security clearance with the U.S. government and holds a PhD in physics from Columbia University.

According to FEI Board Chair, General (ret) Lance W. Lord, “Tom has done an outstanding job leading FEI as its CEO for the past two years and we look forward to his continuing to do so. As we continue to position the Company to leverage its legacy market leadership in timing and space applications to take advantage of next-generation opportunities in quantum sensing, broadly proliferated small-satellite programs and alternate position, navigation and timing technologies, we believe that having Tom’s expertise at the board level will enable us to make the best long-term decisions to benefit our stockholders, customers and employees.”

Added Dr. McClelland, “I appreciate the Board’s appointment of me to the Board of Directors. The Board established the plan that moved FEI towards more consistent growth in revenue, profitability and cash generation, while still investing in next-generation programs that I believe position the Company for much continued success, and I look forward to working with the rest of the Board to build upon those efforts. FEI’s strategic importance in precision timing, space and secured communications is growing and I look forward to helping the Board make the best strategic decisions for the future of the Company.”

About Frequency Electronics

Frequency Electronics, Inc. (FEI) is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. FEI’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. FEI-Zyfer provides GPS and secure timing capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF and microwave products. FEI has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

www.frequencyelectronics.com

FEI’s Mission Statement: “Our mission is to transform discoveries and demonstrations made in research laboratories into practical, real-world products. We are proud of a legacy which has delivered precision time and frequency generation products, for space and other world-changing applications that are unavailable from any other source. We aim to continue that legacy while adapting our products and expertise to the needs of the future. With a relentless emphasis on excellence in everything we do, we aim, in these ways, to create value for our customers, employees, and stockholders.”

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, including the U.S. government, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, other supply chain related issues, increasing costs for materials, operating related expenses, competitive developments, changes in manufacturing and transportation costs, the availability of capital, the outcome of any litigation and arbitration proceedings, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed on August 2, 2024 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information:  Dr. Thomas McClelland, President and Chief Executive Officer;

       Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com